NEWS RELEASE

Popeyes Louisiana Kitchen, Inc. Reports Results for Third Quarter 2014; Increases Fiscal Year 2014 EPS Guidance

ATLANTA - November 12, 2014 - Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for its fiscal third quarter of 2014 which ended October 5, 2014. The Company also increased and narrowed earnings guidance for fiscal 2014.

"We are pleased to report another quarter of strong sales and earnings. Our combination of innovative menu offerings, media, and messaging delivered global same-store sales of 7.3% and continued market share gains. The consistent delivery of top line results provides the ongoing opportunity to invest in our growth strategies to expand our footprint around the globe and to deliver a top tier employee and guest experience. We believe these go-forward strategies will help ensure strong, sustainable financial performance for our shareholders,” commented Cheryl Bachelder, Popeyes Chief Executive Officer.

Third Quarter Highlights:

Earnings:

•	Reported net income was $9.8 million, or $0.42 per diluted share.

•	Adjusted earnings per diluted share were $0.42, compared to $0.38 in 2013, representing an increase of 10.5%.

Same-store Sales:

•	Global same-store sales increased 7.3% in 2014, for a two-year growth rate of 12.4%.

◦	Total domestic same-store sales increased 7.2%, compared to 5.1% last year.

◦	International same-store sales increased 8.3%, compared to 5.1% last year.

•	Popeyes domestic same-store sales have outpaced the chicken-QSR segment for 26 consecutive quarters and overall QSR for 12 consecutive quarters according to independent data.

•	Popeyes market share of the domestic chicken-QSR segment reached 23.7%, compared to 21.2% in the prior year.

Openings:

•	The Popeyes system opened 60 restaurants, which included 32 domestic and 28 international restaurants, compared to 39 total openings in the same period of the prior year.

◦	Included in third quarter 2013 domestic openings were the conversion of seven restaurant properties acquired in 2012 in Minnesota and California.

•	Net restaurant openings were 44, compared to 33 net restaurant openings in the same period last year.

Other:

•	Total system-wide sales increased by 12.6%.

•	Total revenues increased approximately 11% to $54.9 million in 2014 from $49.3 million in the prior year.

◦
Total revenues in third quarter 2013 included $1.6 million in one-time non-recurring franchise fees associated with the conversion and franchising of seven restaurant properties acquired in Minnesota and California in 2012.

◦
An additional $1.4 million in one-time non-recurring franchise fees associated with the conversion and franchising of six of the acquired restaurant properties were also recognized in the fourth quarter of 2013.

◦	The total amount of non-recurring fees recognized during fiscal 2013 related to the conversion and franchising of these acquired restaurant properties was approximately $5.5 million.

•
Company-operated restaurant operating profit was $4.4 million, or 19.6% of sales, compared to $3.3 million, or 17.7% of sales in 2013. The restaurant operating profit of company restaurants through the end of the third quarter was $14.6 million, or 19.7% of sales, compared to $11.2 million, or 18.7% of sales last year.

NEWS RELEASE

•	Through the end of the third quarter, Operating EBITDA was $57.9 million, or 32.4% of total revenue, compared to $51.2 million, or 32.5% of total revenue, last year, a 13% increase.

•	Through the end of the third quarter, free cash flow was $35.9 million, compared to $33.3 million in 2013.

•	The Company repurchased 247,741 shares of its common stock for approximately $10.0 million. Through the third quarter, the Company repurchased were 709,700 shares for approximately $30.0 million.

•	Through the end of the second quarter of 2014, average restaurant operating profit margins before rent of Popeyes domestic freestanding franchised restaurants was 22.9%, compared to 22.0% last year.

Fiscal 2014 Guidance

Based on performance through the third quarter, the Company now expects the following for full year fiscal 2014:

•	Same-store sales growth of 5.0% to 5.5%, an increase from previous guidance of 3.0% to 4.0%.

•	General and administrative expenses of $78 to $79 million, at approximately 2.9% of system-wide sales, compared to previous guidance of approximately 3.0% of system-wide sales.

•	Share repurchases of approximately $30 million, compared to previous guidance of $20 to $30 million.

•	Adjusted earnings per diluted share in the range of $1.61 to $1.64, compared to previous guidance of $1.58 to $1.63.

In addition, the Company reiterates the following guidance for full year fiscal 2014:

•
New restaurant openings of 180 to 200, with net restaurant openings of 100 to 130, for a system growth rate of approximately 5%. During 2014, the Company expects to open 10 to 15 new company-operated restaurants.

•	An effective income tax rate of approximately 38%.

•	Capital expenditures for the year of $30 to $35 million.

Conference Call

The Company will host a conference call and internet webcast with the investment community at 9:00 A.M. Eastern Time on November 13, 2014, to review the results of the third quarter 2014. To access the Company’s webcast, go to www.plki.com, select “Investor Information” and then select “Popeyes Louisiana Kitchen, Inc. Third Quarter 2014 Earnings Conference Call.” A replay of the conference call will be available for 90 days at the Company’s website or through a dial-in number for a limited time following the call.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world's second-largest quick-service chicken concept based on number of units. As of October 5, 2014, Popeyes had 2,315 operating restaurants in the United States, Guam, Puerto Rico, the Cayman Islands and 26 foreign countries. The Company's primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except share data)

	10/5/2014	12/29/2013
Current assets:
Cash and cash equivalents	$10.2	$9.6
Accounts and current notes receivable, net	8.3	8.9
Other current assets	3.6	9.8
Advertising cooperative assets, restricted	31.5	27.8
Total current assets	53.6	56.1
Long-term assets:
Property and equipment, net	88.3	77.6
Goodwill	11.1	11.1
Trademarks and other intangible assets, net	94.8	53.4
Other long-term assets, net	1.9	2.3
Total long-term assets	196.1	144.4
Total assets	$249.7	$200.5
Current liabilities:
Accounts payable	$5.5	$8.5
Other current liabilities	8.6	8.1
Current debt maturities	0.3	0.3
Advertising cooperative liabilities	31.5	27.8
Total current liabilities	45.9	44.7
Long-term liabilities:
Long-term debt	109.7	66.9
Deferred credits and other long-term liabilities	30.7	30.1
Total long-term liabilities	140.4	97.0
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 shares issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 23,249,120 and 23,784,041 shares issued and outstanding at October 5, 2014 and December 29, 2013, respectively)	0.2	0.2
Capital in excess of par value	52.9	77.9
Accumulated earnings (deficit)	10.5	(18.7)
Accumulated other comprehensive loss	(0.2)	(0.6)
Total shareholders’ equity	63.4	58.8
Total liabilities and shareholders’ equity	$249.7	$200.5

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except per share data)

	12 Weeks Ended		40 Weeks Ended
	10/5/2014	10/6/2013	10/5/2014	10/6/2013
Revenues:
Sales by company-operated restaurants	$22.5	$18.6	74.2	$60.0
Franchise royalties and fees	30.9	29.2	99.7	93.5
Rent from franchised restaurants	1.5	1.5	4.8	4.1
Total revenues	54.9	49.3	178.7	157.6
Expenses:
Restaurant food, beverages and packaging	7.5	6.3	24.4	20.0
Restaurant employee, occupancy and other expenses	10.6	9.0	35.2	28.8
General and administrative expenses	17.1	16.2	58.9	55.0
Occupancy expenses - franchise restaurants	0.7	0.7	2.3	2.6
Depreciation and amortization	2.1	1.6	6.7	4.9
Other expenses (income), net	0.2	0.1	1.7	0.2
Total expenses	38.2	33.9	129.2	111.5
Operating profit	16.7	15.4	49.5	46.1
Interest expense, net	0.8	0.8	2.4	2.8
Income before income taxes	15.9	14.6	47.1	43.3
Income tax expense	6.1	5.6	17.9	16.2
Net income	$9.8	$9.0	$29.2	$27.1

Earnings per common share, basic:	$0.42	$0.38	$1.25	$1.15
Earnings per common share, diluted:	$0.42	$0.37	$1.23	$1.12

Weighted-average shares outstanding:
Basic	23.2	23.6	23.4	23.6
Diluted	23.5	24.1	23.8	24.1

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	40 Weeks Ended
	10/5/2014	10/6/2013
Cash flows provided by (used in) operating activities:
Net income	$29.2	$27.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6.7	4.9
Asset write-downs	0.2	0.3
Net gain on sale of assets	(0.1)	(0.1)
Deferred income taxes	(0.1)	1.1
Non-cash interest expense, net	0.9	0.3
Excess tax benefits from stock-based payment arrangements	(1.7)	(2.4)
Stock-based compensation expense	3.6	4.1
Change in operating assets and liabilities:
Accounts receivable	0.7	(0.6)
Other operating assets	7.9	2.6
Accounts payable and other operating liabilities	(1.3)	(0.8)
Net cash provided by operating activities	46.0	36.5
Cash flows used in investing activities:
Capital expenditures	(19.4)	(24.5)
Purchase of recipes and formulas	(41.8)	—
Proceeds from dispositions of property and equipment	—	0.6
Net cash used in investing activities	(61.2)	(23.9)
Cash flows provided by (used in) financing activities:
Principal payments — 2010 credit facility (term loan)	—	(5.8)
Borrowings under 2013 credit facility	43.0	—
Share repurchases	(30.0)	(14.9)
Proceeds from exercise of employee stock options	1.5	2.3
Excess tax benefits from stock-based payment arrangements	1.7	2.4
Other financing activities, net	(0.4)	(0.4)
Net cash provided by (used in) financing activities	15.8	(16.4)
Net increase (decrease) in cash and cash equivalents	0.6	(3.8)
Cash and cash equivalents at beginning of year	9.6	17.0
Cash and cash equivalents at end of quarter	$10.2	$13.2

NEWS RELEASE

 Popeyes Louisiana Kitchen, Inc.
Same-store sales and restaurant count

	12 Weeks Ended		40 Weeks Ended
	10/5/14	10/6/2013	10/5/14	10/6/2013
Same-store sales growth
Company-operated restaurants	8.5%	4.8%	5.3%	3.2%
Domestic franchised restaurants	7.1%	5.1%	5.0%	4.7%
Total domestic (company-operated and franchised restaurants)	7.2%	5.1%	5.0%	4.6%
International franchised restaurants	8.3%	5.1%	5.4%	4.9%
Total global system	7.3%	5.1%	5.1%	4.6%

Company-operated restaurants (all domestic)
Restaurants at beginning of period	56	47	53	45
New restaurant openings	2	2	6	5
Permanent closings	—	—	(1)	(1)
Restaurants at end of quarter	58	49	58	49

Franchised restaurants (domestic)
Restaurants at beginning of period	1,745	1,674	1,716	1,634
New restaurant openings	30	21	65	70
Permanent closings	(8)	(1)	(19)	(13)
Temporary (closings)/re-openings, net	5	2	10	5
Restaurants at end of quarter	1,772	1,696	1,772	1,696

Franchised restaurants (international)
Restaurants at beginning of period	461	432	456	425
New restaurant openings	28	16	52	48
Permanent closings	(8)	(5)	(27)	(32)
Temporary (closings)/re-openings, net	4	(1)	4	1
Restaurants at end of quarter	485	442	485	442

Total restaurant count at end of quarter	2,315	2,187	2,315	2,187

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow are supplemental non-GAAP financial measures. The Company uses adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow, in addition to net income, operating profit and cash flows from operating activities, to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow: (a) do not represent net income, cash flows from operations or earnings per share as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to net income, earnings per share, operating profit, cash flows from operating activities or other financial information determined under GAAP.

Adjusted earnings per diluted share: Calculation and Definition

The Company defines adjusted earnings for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

i.
other expense (income), net, which included $0.1 million, $0.1 million and $0.2 million in asset write downs net of gains on disposals of fixed assets for the twelve week period ended October 6, 2013, the forty week period ended October 5, 2014 and the forty week period ended October 6, 2013 respectively, and

ii.	$0.2 million and $1.6 million in executive transition expenses in the twelve and forty week periods ended October 5, 2014, respectively, and

iii.	the tax effect of these adjustments at the effective statutory rates.
Adjusted earnings per diluted share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis for the twelve and forty week periods ended October 5, 2014 and October 6, 2013, respectively, the Company’s adjusted earnings per diluted share on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure.

	12 Weeks Ended		40 Weeks Ended
(in millions, except per share data)	10/5/2014	10/6/2013	10/5/2014	10/6/2013
Net income	$9.8	$9.0	$29.2	$27.1
Other expense (income), net	0.2	0.1	1.7	0.2
Tax effect	(0.1)	—	(0.7)	(0.1)
Adjusted earnings	$9.9	$9.1	$30.2	$27.2
Adjusted earnings per diluted share	$0.42	$0.38	$1.27	$1.13
Weighted average diluted shares outstanding	23.5	24.1	23.8	24.1

NEWS RELEASE

`Operating EBITDA: Calculation and Definition
The Company defines operating EBITDA as earnings before interest expense, taxes, depreciation and amortization, other expenses (income), net. The following table reconciles on a historical basis for third quarter year-to-date 2014 and third quarter year-to-date 2013, the Company’s operating EBITDA on a consolidated basis to the line on its condensed consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

	40 Weeks Ended
(in millions)	10/5/2014	10/6/2013
Net income	$29.2	$27.1
Interest expense, net	2.4	2.8
Income tax expense	17.9	16.2
Depreciation and amortization	6.7	4.9
Other expenses (income), net	1.7	0.2
Operating EBITDA	$57.9	$51.2
Total revenues	$178.7	$157.6
Operating EBITDA margin	32.4%	32.5%

Company-operated restaurant operating profit: Calculation and Definition

The Company defines company-operated restaurant operating profit as sales by company-operated restaurants minus restaurant food, beverages and packaging minus restaurant employee, occupancy and other expenses. The following table reconciles on a historical basis for the twelve and forty week periods ended October 5, 2014 and October 6, 2013, respectively, company-operated restaurant operating profit to the line item on its condensed consolidated statement of operations entitled sales by company-operated restaurants, which the Company believes is the most directly comparable GAAP measure. Company-operated restaurant operating profit margin is defined as company-operated restaurant operating profit divided by sales by company-operated restaurants.

	12 Weeks Ended		40 Weeks Ended
(in millions)	10/5/2014	10/6/2013	10/5/2014	10/6/2013
Sales by company-operated restaurants	$22.5	$18.6	$74.2	$60.0
Restaurant food, beverages and packaging	7.5	6.3	24.4	20.0
Restaurant employee, occupancy and other expenses	10.6	9.0	35.2	28.8
Company-operated restaurant operating profit	$4.4	$3.3	$14.6	$11.2
Company-operated restaurant operating profit margin	19.6%	17.7%	19.7%	18.7%

NEWS RELEASE

Free cash flow: Calculation and Definition

The Company defines free cash flow as net income plus depreciation and amortization plus stock-based compensation expense, minus maintenance capital expenditures which includes: for the forty weeks ended October 5, 2014, $0.6 million in company-operated restaurant reimages, $2.0 million of information technology and corporate office expansion, and $1.0 million in other capital assets to maintain, replace and extend the lives of company-operated restaurant facilities and equipment; and for the forty weeks ended October 6, 2013, $1.3 million in company-operated restaurant reimaging $0.8 million of information technology and other corporate assets, and $0.7 million in other capital assets to maintain, replace and extend the lives of company-operated restaurant facilities.

The following table reconciles on a historical basis for the forty week periods ended October 5, 2014 and October 6, 2013, respectively, the Company’s free cash flow on a consolidated basis to the line on its consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure.

	40 Weeks Ended
(in millions)	10/5/2014	10/6/2013
Net income	$29.2	$27.1
Depreciation and amortization	6.7	4.9
Stock-based compensation expense	3.6	4.1
Maintenance capital expenditures (1)	(3.6)	(2.8)
Free cash flow	$35.9	$33.3

(1) For the forty weeks ended October 6, 2013, maintenance capital expenditures have been revised to conform with the current year presentation. Information technology expenditures decreased $0.1 million which increased free cash flow by $0.1 million.

NEWS RELEASE

Forward-Looking Statement: This quarterly report on Form 10-Q contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this quarterly report on Form 10-Q include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2014 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2014 and long-term performance, including projections regarding general and administrative expenses, capital expenditures, and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2013 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2013 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2013 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.
PLKI Contact Information

Investor inquiries:
Tony Woodard, VP Finance
(404) 459-4585 or investor.relations@popeyes.com

OR

Media inquiries:
Todd Burke, VP, Corporate Communications
(404) 459-4737 or todd.burke@popeyes.com